UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

ROFIN-SINAR TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21377	38-3306461
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40984 Concept Drive, Plymouth, MI	48170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 455-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in the Current Report on Form 8-K filed on March 22, 2016 by Rofin-Sinar Technologies Inc. (the “Company”), on March 16, 2016, the Company entered into a Merger Agreement (the “Merger Agreement”) with Coherent, Inc. (“Coherent”), and its newly formed and wholly owned subsidiary, Rembrandt Merger Sub Corp., a Delaware corporation (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Coherent, subject to the terms and conditions set forth in the Merger Agreement.

On April 28, 2016, the Company and Coherent received notice from the U.S. Federal Trade Commission that it had granted early termination, effective immediately, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) for Coherent’s pending acquisition of the Company.

The early termination of the waiting period under the HSR Act satisfies one of the conditions to the closing of the Merger, which remains subject to other customary closing conditions, including receipt of stockholder and other regulatory approvals, including the approval or clearance of the Merger by all other relevant antitrust authorities, including the European Commission or the antitrust authority of one or more European Union member states.

Assuming timely satisfaction of necessary closing conditions and the timely completion of Coherent’s financing for the Merger, the Company anticipates that the Merger will be consummated in the last calendar quarter of 2016.

Additional Information and Where to Find It

In connection with the transactions contemplated by the Merger Agreement, the Company will file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement. Additionally, the Company will file other relevant materials with the SEC in connection with the Merger. Stockholders are urged to read the proxy statement carefully when it is available because it will contain important information about the transactions contemplated by the Merger Agreement. Stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, stockholders will be able to obtain free copies of the proxy statement from the Company by contacting its investor relations department.

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K, as amended, for the year ended September 30, 2015 and its definitive proxy statement filed with the SEC on February 17, 2016. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in the proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement to be filed by the Company and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans, events or performance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Any forward-looking statement made by us in this document is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rofin-Sinar Technologies Inc.
(Registrant)

Date: May 2, 2016	By:	/s/ Thomas Merk
Thomas Merk
President and Chief Executive Officer